Exhibit 99.1

AV Homes Acquires Royal Oak Homes in Central Florida

Scottsdale, AZ (March 13, 2014) – AV Homes, Inc. (Nasdaq: AVHI) (“AV Homes” or the “Company”), a developer and builder of active adult and conventional home communities in Arizona, Florida and North Carolina today announced that it has acquired the home building assets of privately held, Central Florida-based Royal Oak Homes LLC and certain land positions from affiliated land development companies, for an aggregate purchase price of approximately $65 million in cash.

Royal Oak Homes is a recognized homebuilding leader in the Greater Orlando and Central Florida market, with a commitment to building exceptional homes in outstanding communities. Focused primarily on the move-up buyer, Royal Oak has experienced strong growth, while earning a reputation for quality and customer service. In 2013, Royal Oak had nine active communities and sold more than 300 homes.

The transaction will establish AV Homes as one of the five largest homebuilders in Central Florida and will complement its well established, existing presence in the Poinciana market. With over 2,500 primary residential lots owned or controlled, Royal Oak enhances AV Homes’ position in a key growth market.

In a statement, AV Homes President and CEO, Roger A. Cregg called the acquisition “an excellent strategic step for both companies. Royal Oak is an excellent fit from a geographic and product offering standpoint giving us a more balanced company with a broader customer segmentation focus. We believe this is a great near-term growth driver, with medium- and long-term expansion opportunities that advances our strategy of growing the business in our core markets.” Mr. Cregg added, “the combination of the talented and well-respected Royal Oak management team and desirable land positions with our larger platform, existing portfolio, and access to capital will accelerate our earnings growth.

Royal Oak Co-Presidents, Matthew Orosz and Stephen Orosz will continue to run the operations for AV Homes under the Royal Oak brand with no immediate changes to the operations. “This is a wonderful opportunity for our company and our employees,” said Stephen Orosz. “We look forward to joining the team at AV Homes and working together as one of the leading homebuilders in Central Florida.”

Michael P. Kahn, LLC represented the buyer and Builder Advisor Group represented the seller.

About AV Homes

AV Homes, Inc. is engaged in homebuilding, community development and land sales in Florida, Arizona and North Carolina. Its principal operations are conducted near Orlando, Florida, Phoenix, Arizona and Raleigh and Charlotte, North Carolina. The Company builds communities that serve active adults 55 years and older and people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI.

Visit us online at avhomesinc.com and www.royaloakhomesfl.com

This news release contains “forward-looking statements” within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of AV Homes, Inc. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although our management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause our actual results or performance to differ materially from our forward-looking statements include those set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and in our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Contact:

Mike Burnett

EVP, Chief Financial Officer

480-214-7408

m.burnett@avhomesinc.com